UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2019

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2019, effective upon the Board’s qualification and election of GPP’s Nominees (as defined below), Mark J. Alvino and Richard Van Duyne each agreed in writing to resign from the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company”), subject to the nomination and approval of GPP’s Nominees.

Also on December 19, 2019, effective upon the Board’s qualification and election of GPP’s Nominees, Steven H. Rouhandeh agreed in writing to resign from his roles as Chairman of the Board and Executive Chairman, subject to the nomination and approval of GPP’s Nominees. Mr. Rouhandeh has not resigned from his position as a member of the Board and will continue to serve his term as a member of the Board.

Item 8.01.	Other Events.

On December 20, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and SVB Leerink LLC (the “Underwriters”) relating to the issuance and sale of an aggregate of (a) 26,982,945 shares of the Company’s common stock (the “Shares”), and (b) pre-funded warrants to purchase 9,017,055 shares of the Company’s common stock (the “Pre-Funded Warrants”) to the Underwriters (the “Offering”). The Shares will be sold to the purchasers at the public offering price of $2.50 per share. The Pre-Funded Warrants will be sold at a public offering price of $2.4999 per Pre-Funded Warrant, which represents the per share public offering price for the Company’s common stock less a $0.0001 per share exercise price for each such Pre-Funded Warrant. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to 5,400,000 additional shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise.

As previously disclosed, an existing holder of the Company’s common stock, Great Point Partners (“GPP”), has agreed to purchase approximately $31 million in the Offering, including pre-funded warrants in lieu of common stock, subject to allocation by the Underwriters and market and other conditions. Pursuant to a letter agreement among the Company and certain affiliates of GPP entered into on December 20, 2019 (the “Letter Agreement”), the Company has granted GPP the right to nominate two directors, including a new Executive Chairman, to the Company’s Board of Directors (“GPP’s Nominees”). GPP has indicated that it expects such director nominees would be industry professionals not affiliated with GPP. As a result, Steven H. Rouhandeh will step down as Executive Chairman and will retain a seat on the Board, while Mark J. Alvino and Richard Van Duyne will exit the Board. These changes will be effective upon the Board’s qualification and election of GPP’s nominees.

The Company estimates that net proceeds from the Offering will be approximately $90 million, before deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ 30-day option to purchase additional shares. The Company expects the Offering to close on December 24, 2019, subject to customary closing conditions. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-224867) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 11, 2018, amended on June 1, 2018, and declared effective by the SEC on June 7, 2018.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. The Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Letter Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in the Offering is filed with this Current Report on Form 8-K as Exhibit 5.1.

On December 20, 2019, the Company issued a press release announcing the pricing of the Offering. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 20, 2019, among the Company, Jefferies LLC and SVB Leerink LLC
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Morgan, Lewis & Bockius LLP
10.1	Letter Agreement regarding Certain Purchaser Rights, dated December 20, 2019, among the Company, Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd., and GEF-SMA, L.P.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated December 20, 2019, entitled “Abeona Announces Pricing of Public Offering of Common Stock and Pre Funded Warrants”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Edward A. Sturchio
	Name:	Edward A. Sturchio
	Title:	Senior Vice President and General Counsel

Date: December 23, 2019